EXHIBIT 99.1

Camber Resolves Legacy Accounting Issues and Reduces Series C. Preferred Shares by 94%

Camber now focused on previously announced Viking merger

HOUSTON, TX – March 20, 2023 (GlobeNewswire) – Camber Energy, Inc. (NYSE American: CEI) (“Camber”) and Viking Energy Group, Inc. (OTCQB: VKIN) (“Viking”) are pleased to announce that the Board of Directors of each company resolved on or about March 14, 2023, as a result of Camber addressing certain legacy accounting issues and extinguishing, through redemptions and conversions, approximately ninety-four percent of Camber’s previously issued shares of Series C Redeemable Convertible Preferred Stock, to resume negotiations and take certain steps regarding the previously announced Agreement and Plan of Merger (the “Merger Agreement”) between Viking and Camber.

The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, a newly formed wholly owned subsidiary of Camber will merge with and into Viking (the “Merger”), with Viking surviving the Merger as a wholly-owned subsidiary of Camber and Camber remaining the sole publicly-traded entity. However, given the lapse of time since the date of the Merger Agreement, Camber and Viking believe it is reasonably likely that certain terms will need to be modified by the parties in order for the parties to proceed with the Merger.

The Board of Directors of each of Camber and Viking authorized, among other things, that each company re-engage separate, independent valuation firms to provide fairness opinions and/or any other valuation report, analyses or presentations that might be necessary or appropriate regarding with the Merger, engage legal counsel and other professionals or consultants, and permitted authorized representatives to communicate with authorized representatives of the other party on matters related to the Merger, including with respect to possible amendments or modifications to the Merger Agreement as the parties consider necessary or appropriate, subject in all cases to the final approval of the Board of Directors of each entity.

James Doris, President & Chief Executive Officer of both Camber and Viking, commented, “It has taken longer than anticipated to resume activity with respect to the proposed transaction, but it was definitely not due to the lack of interest or desire but rather the need to resolve and/or improve certain items. We are pleased to have the unanimous support from the members of the Board of Directors of each company to take these next steps, and believe combining Camber’s national stock exchange platform with Viking’s diversified portfolio of innovative technologies and other important energy-related initiatives will be a significant benefit to all stakeholders and allow the organization to more efficiently execute its growth strategy.”

Benefits of Merger

If the Merger is consummated, Viking’s shareholders would receive shares of common stock of Camber in exchange for their shares of common stock of Viking based on the applicable exchange ratio, and potentially benefit from owning shares of a company listed on a national stock exchange platform with greater liquidity and an established trading history.

If the Merger is completed, Camber would acquire full legal and accounting control of Viking, permitting Camber to, among other things, report underlying subsidiary revenues at the Camber level, and Camber would benefit directly and fully from Viking’s business activities, including as it relates to Viking’s interests in the following:

■	Custom Energy & Power Solutions Business;

■	Exclusive License to a Patented Clean Energy & Carbon-Capture system;

■	Intellectual property rights to a fully developed, patented ready-for-market proprietary Medical & Bio-Hazard Waste Treatment system using Ozone Technology; and

■	Patent pending ready-for-market proprietary Open Conductor Detection systems.

1

About Camber:

Camber Energy, Inc. is a growth-oriented diversified energy company. Through its majority-owned subsidiary, Camber provides custom energy & power solutions to commercial and industrial clients in North America and owns interests in oil and natural gas assets in the United States. The company’s majority-owned subsidiary also holds an exclusive license in Canada to a patented carbon-capture system, and has a majority interest in: (i) an entity with intellectual property rights to a fully developed, patented, ready-for-market proprietary Medical & Bio-Hazard Waste Treatment system using Ozone Technology; and (ii) entities with the intellectual property rights to fully developed, patent pending, ready-for-market proprietary Electric Transmission and Distribution Open Conductor Detection Systems. For more information, please visit the company’s website at www.camber.energy.

About Viking:

Based in Houston, Texas, Viking Energy Group, Inc. is a growth-oriented diversified energy company. Through various majority-owned subsidiaries, Viking provides custom energy & power solutions to commercial and industrial clients in North America. The company also holds an exclusive license in Canada to a patented carbon-capture system, and has a majority interest in: (i) an entity with intellectual property rights to a fully developed, patented, ready-for-market proprietary Medical & Bio-Hazard Waste Treatment system using Ozone Technology; and (ii) entities with the intellectual property rights to fully developed, patent pending, ready-for-market proprietary Electric Transmission and Distribution Open Conductor Detection Systems. For more information, please visit the company’s website at www.vikingenergygroup.com.

Forward-Looking Statements

Certain statements contained in this communication are forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Any statements that are not historical facts contained herein are “forward-looking statements”, which involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “may,” “should,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the occurrence of any event, change or other circumstances that could give rise to the parties failing to complete the Merger on the terms disclosed, if at all, the right of one or both of Viking or Camber to terminate the Merger Agreement and the result of such termination; the outcome of any legal proceedings that may be instituted against Viking, Camber or their respective directors; the ability to obtain regulatory approvals and other consents, and meet other closing conditions to the Merger on a timely basis or at all, including the risk that regulatory approvals or other consents required for the Merger are not obtained on a timely basis or at all, or which are obtained subject to conditions that are not anticipated or that could adversely affect the combined company or the expected benefits of the transaction; the ability to obtain approval by Viking stockholders and Camber stockholders on the expected schedule or at all; required closing conditions which may not be able to be met and/or consents which may not be able to be obtained; difficulties and delays in integrating Viking’s and Camber’s businesses; prevailing economic, market, regulatory or business conditions, or changes in such conditions, negatively affecting the parties, including, but not limited to, as a result of the recent volatility in oil and gas prices and the status of the economy (both US and global) due to the COVID-19 pandemic and actions taken to slow the spread of COVID-19; risks that the transaction disrupts Viking’s or Camber’s current plans and operations; failing to fully realize anticipated cost savings and other anticipated benefits of the Merger when expected or at all; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger; debt of Viking and Camber and the dates such debts come due; the ability of Viking or Camber to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; uncertainty as to the long-term value of the common stock of the combined company following the Merger; the continued availability of capital and financing, prior to, and following, the Merger; the business, economic and political conditions in the markets in which Viking and Camber operate; and the fact that Viking’s and Camber’s reported earnings and financial position may be adversely affected by tax and other factors.

2

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in Viking’s and Camber’s publicly filed reports, including Viking’s Annual Report on Form 10-K for the year ended December 31, 2021, and Viking’s Quarterly Reports on Form 10-Q for the quarters ending March 31, 2022, June 30, 2022 and September 30, 2022; and Camber’s Annual Report on Form 10-K for the year ended December 31, 2022.

Viking and Camber caution that the foregoing list of important factors is not complete, any forward-looking statement speaks only as of the date on which such statement is made, and they do not undertake to update any forward-looking statements that either party may make, whether as a result of new information, future events or otherwise, except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Viking, Camber or any person acting on behalf of either party are expressly qualified in their entirety by the cautionary statements referenced above.

Additional Information and Where to Find It

If certain conditions are satisfied in connection with the proposed Merger, Camber will file with the SEC a registration statement on Form S-4 to register the shares of Camber’s common stock to be issued in connection with the Merger. The registration statement will include a preliminary joint proxy statement/prospectus which, when finalized, will be sent to the respective stockholders of Viking and Camber seeking their approval of their respective transaction-related proposals. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VIKING, CAMBER AND THE PROPOSED MERGER.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from Viking at its website, www.vikingenergygroup.com, or from Camber at its website, www.camber.energy. Documents filed with the SEC by Viking will be available free of charge by accessing Viking’s website at www.vikingenergygroup.com under the heading “Investors,” or, alternatively, by directing a request by telephone or mail to Viking Energy Group, Inc. at 15915 Katy Freeway, Suite 450, Houston, Texas, 77094, (281) 404-4387, and documents filed with the SEC by Camber will be available free of charge by accessing Camber’s website at www.camber.energy under the heading “Investors,” or, alternatively, by directing a request by telephone or mail to Camber Energy, Inc. at 15915 Katy Freeway, Suite 450, Houston, Texas, 77094, (281) 404-4387.

3

Participants in the Solicitation

Viking, Camber and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the respective stockholders of Viking and Camber in respect of the proposed Merger and the approvals of Viking’s and Camber’s respective stockholders under the rules of the SEC. Information about Viking’s directors and executive officers is available in Viking’s Annual Report on Form 10-K for the year ended December 31, 2021. Information about Camber’s directors and executive officers is available in Camber’s Annual Report on Form 10-K for the year ended December 31, 2022. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Merger when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Viking or Camber using the sources indicated above.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction in connection with the proposed merger, the approvals of Viking’s and Camber’s respective stockholders or otherwise, nor shall there be any sale, issuance or transfer of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In particular, this communication is not an offer of securities for sale into the United States. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Contact Information

Investors and Media:

Tel. 281.404.4387 (ext.3)

4